UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 16, 2009
(Date of earliest event reported)

FORD MOTOR COMPANY
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-3950	38-0549190
(Commission File Number)	(IRS Employer Identification No.)

One American Road, Dearborn, Michigan	48126
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code 313-322-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 140.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Ford Motor Company (the “Company”) submitted an application for term loans totaling $11.4 billion to the U.S. Department of Energy (the “DOE”) dated November 18, 2008 pursuant to the DOE’s Advanced Technology Vehicles Manufacturing Incentive Program (the “ATVM Program”).  The Company’s application, which was deemed substantially complete on December 16, 2008, relates to ATVM Program expenditures approved by the DOE to be made by the Company extending beyond 2011.  By mutual agreement of the Company and the DOE, the Company’s application was amended and restated on June 12, 2009 (as so amended and restated, the “Application”) to request, initially, term loans totaling $5.937 billion to fund up to 80% of the ATVM Program expenditures approved through mid-2012.  Loans to fund up to 80% of the approved ATVM Program expenditures beyond that point will require further Congressional appropriation and are subject to further approvals by the DOE.  The ATVM Program was authorized by section 136 of the Energy Independence and Security Act of 2007, as amended from time to time (“Section 136”), to provide up to $25 billion of loans to automobile and automobile part manufacturers for the cost of re-equipping, expanding, or establishing manufacturing facilities in the United States to produce advanced technology vehicles or qualified components, and for associated engineering integration costs.  Loans under the ATVM will be made by and through the Federal Financing Bank, an instrumentality of the United States government created by the Federal Financing Bank Act of 1973 that is under the general supervision of the Secretary of the Treasury (“FFB”).

On September 16, 2009, the Company and DOE entered into a Loan Arrangement and Reimbursement Agreement dated as of September 16, 2009 (the “Arrangement Agreement”) pursuant to which DOE agreed to (i) arrange a 13-year multi-draw term loan facility (the “Facility”) under the ATVM Program in the aggregate principal amount of up to $5.937 billion, (ii) designate the Company as a borrower under the ATVM Program and (iii) cause FFB to enter into the Note Purchase Agreement (the “Note Purchase Agreement”) for the purchase of notes to be issued by the Company evidencing such loans.  The Arrangement Agreement is filed as Exhibit 10.1 hereto and is incorporated by reference herein, and the Note Purchase Agreement is filed as Exhibit 10.2 hereto and is incorporated by reference herein.

The proceeds of advances under the Facility will be used to finance certain costs eligible for financing under the ATVM Program (“Eligible Project Costs”) that are incurred through mid-2012 in the implementation of thirteen advanced technology vehicle programs approved by DOE (each, a “Project”). With the execution of the Arrangement Agreement and related loan documents, the Company became able to request loans under the Facility.  The Arrangement Agreement limits the amount of advances that may be used to fund Eligible Project Costs for each Project, and the Company’s ability to borrow to finance Eligible Project Costs with respect to a Project is conditioned on the Company meeting agreed timing milestones and fuel economy targets for that Project.

Maturity, Interest Rate and Amortization.  Advances may be requested from September 16, 2009 through June 30, 2012, and the loans will mature on June 15, 2022 (the “Maturity Date”). The Company has submitted draw requests totaling approximately $886 million to date and expects that such draw requests will be funded by September 30, 2009.  Each advance will bear interest at a blended rate based on the Treasury yield curve at the time such advance is borrowed and the principal amortization schedule for that advance.  Interest will be payable quarterly in arrears.  (Based on the Treasury yield curve as of September 16, 2009, the interest rate would be 3.22% per annum.)  The principal amount of the loans will be payable in equal quarterly installments commencing on September 15, 2012 through the Maturity Date.

Collateral.  The Company’s obligations under the Facility will be secured by a first priority security interest in any assets purchased or developed with the proceeds of the loans and a junior security interest in all of the collateral pledged under the Company’s existing Credit Agreement dated as of December 15, 2006 (the “Existing Credit Agreement”) subordinated solely to (a) perfected security interests securing certain indebtedness, as defined in the Arrangement Agreement, and letters of credit not to exceed $19,100,000,000 and short-term cash management and hedging obligations in an amount not to exceed $1,500,000,000 and (b) certain other permitted liens described in the Arrangement Agreement.

Guarantees.  Certain of the Company’s subsidiaries that, together with the Company, hold a substantial portion of the Company’s consolidated domestic automotive assets (excluding cash) and that guarantee the Existing Credit Agreement will guarantee the Company's obligations under the Facility, and future material domestic subsidiaries will become guarantors when formed or acquired.

Affirmative Covenants.  The Arrangement Agreement contains affirmative covenants substantially similar to those in the Existing Credit Agreement (including similar baskets and exceptions), including delivery of the Company’s financial statements and those of certain of its subsidiaries, delivery of compliance certificates and notices of default, maintenance of the Company’s automotive business and corporate existence, delivery of certain future guarantees and collateral, as well as certain other affirmative covenants required in connection with the ATVM Program, including compliance with ATVM Program requirements, introduction of advanced technology vehicles to meet or exceed projected overall annual fuel economy improvements and delivery of progress reports and audit reports with respect to the Projects.

Negative Covenants.  The Arrangement Agreement contains negative covenants substantially similar to those in the Existing Credit Agreement, including restrictive covenants that limit, subject to certain exceptions, the Company’s ability to pay dividends, make certain repurchases of equity or repay certain of its material indebtedness prior to maturity, its ability and the ability of the guarantors to incur secured indebtedness, the Company’s ability to merge or consolidate with another person or to grant liens on the collateral securing the loans, and the ability of the Company’s foreign subsidiaries whose equity has been pledged under the Existing Credit Agreement to incur indebtedness. The Arrangement Agreement also contains negative pledge and sale-leaseback covenants substantially similar to covenants in the Existing Credit Agreement and the Company’s existing senior unsecured debt.  The Arrangement Agreement also contains a negative covenant substantially similar to the liquidity covenant in the Existing Credit Agreement requiring that the Company not permit Available Liquidity (as defined in the Arrangement Agreement) to be less than $4,000,000,000.

Events of Default.  The Arrangement Agreement contains the following events of default that are substantially similar to those in the Existing Credit Agreement or otherwise required in connection with the ATVM Program:

•	failure to make payments when due;

•	any representation or warranty is materially incorrect;

•	breach of covenants under any Transaction Documents (as defined in the Arrangement Agreement), subject to grace periods consistent with the Existing Credit Agreement;

•	cross-payment default with respect to debt for borrowed money of the Company or any significant guarantor in an aggregate outstanding principal amount of $1,000,000,000 or more;

•	cross-acceleration to indebtedness for borrowed money of the Company or any significant guarantor with an aggregate outstanding principal amount of $1,000,000,000 or more;

•	bankruptcy of the Company, any significant guarantor, Ford Motor Credit Company LLC, Ford Canada, Volvo or certain other Volvo-related subsidiaries;

•
U.S. judgments against the Company or any significant guarantor not vacated, discharged, satisfied, stayed or bonded pending appeal within 60 days, that involve a liability of either (a) $100,000,000 (or the foreign currency equivalent thereof) or more, in the case of any single judgment or decree or (b) $200,000,000 (or the foreign currency equivalent thereof) or more in the aggregate;

•	change in control;

•	invalidity of any material guarantee or any security interest subject to a materiality threshold;

•	occurrence of certain ERISA events; and

•	failure to fund certain costs related to the Projects required to be paid by the Company as described in the Arrangement Agreement.

The Arrangement Agreement includes usual and customary notice periods and remedies with respect to the occurrence of an event of default.

Item 8.01. Other Events.

On September 17, 2009, the Company issued a press release announcing that it had finalized the loan documents related to the Facility and that it expects to receive approximately $900 million in loan proceeds by September 30, 2009.  The press release is attached hereto as Exhibit 99 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

EXHIBITS

Designation	Description	Method of Filing

Exhibit 10.1	Loan Arrangement and Reimbursement Agreement	Filed with this Report
dated as of September 16, 2009

Exhibit 10.2	Note Purchase Agreement dated as of September 16, 2009	Filed with this Report

Exhibit 99	News Release dated September 17, 2009	Filed with this Report

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORD MOTOR COMPANY
(Registrant)

Date: September 22, 2009	By:	/s/ Louis J. Ghilardi
Louis J. Ghilardi Assistant Secretary

EXHIBIT INDEX

Designation	Description	Method of Filing

Exhibit 10.1	Loan Arrangement and Reimbursement Agreement	Filed with this Report
dated as of September 16, 2009

Exhibit 10.2	Note Purchase Agreement dated as of September 16, 2009	Filed with this Report

Exhibit 99	News Release dated September 17, 2009	Filed with this Report